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            [LETTERHEAD OF DUANE, MORRIS & HECKSCHER APPEARS HERE]



                                 Exhibit 8.1


                                                  October 2, 1996



Reading Entertainment, Inc.
One Penn Square West, Suite 1300
Philadelphia, PA  19102-4813

Gentlemen:

          You have requested our opinion concerning certain federal income tax consequences relating to the proposed merger (the "Merger") of Reading Merger Co., a wholly-owned subsidiary of Reading Entertainment, Inc. (the "Company"), with Reading Company, pursuant to an Agreement and Plan of Merger dated September 4, 1996. In rendering this opinion, we have relied upon representations made to us by you and the facts set forth in the Company's Registration Statement on Form S-4 relating to the Merger (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), and the exhibits thereto.

          Our opinion is based on the provisions of the Internal Revenue Code of 1986 as amended to the date of this letter, regulations under such Code, judicial authority, and current administrative rulings and practice, all as of the date of this letter. Future legislative, judicial, or administrative changes or interpretations, which may or may not be retroactive, could affect the opinion set forth herein.

          Based on the foregoing, in our opinion, the discussion under the heading "Reorganization Proposal -- Certain Federal Income Tax Consequences" and in the first two paragraphs under the heading "Stock Proposal -- Tax and Accounting Treatment" in the Proxy Statement and Prospectus contained in the Registration Statement, although necessarily general in many respects, accurately sets forth, in summary form, the matters discussed therein.
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Reading Entertainment, Inc.
October 2, 1996
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                 Very truly yours,

                                 /s/ DUANE, MORRIS & HECKSCHER